UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2020

Hostess Brands, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-37540	47-4168492
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7905 Quivira Road, Lenexa, Kansas	66215
(Address of principal executive offices)	(Zip Code)

(816) 701-4600

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, Par Value of $0.0001 per share	TWNK	NASDAQ
Warrants, each exercisable for a half share of Class A Common Stock	TWNKW	NASDAQ

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐  If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to section 13(a) of the Exchange Act.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in Item 5.07 below under the heading “Filing of Amended Certificate; Director Resignations” is incorporated by reference herein.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On June 4, 2020, Hostess Brands, Inc. (the “Company”) held its 2020 Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders voted on five proposals and cast their votes as set forth below.

Proposal 1: Amendment to De-Classify the Company’s Board of Directors

The stockholders adopted an amendment to the Company’s Second Amended and Restated Certificate of Incorporation (the “Certificate”) to de-classify its Board of Directors (the “Board”) so that all directors are elected annually. The results of the vote taken were as follows:

For	Against	Abstain	Broker Non-Vote
117,741,004	5,486	18,083	3,787,420

Proposal 2: Amendment to Eliminate the Supermajority Requirement to Amend the Certificate

The stockholders adopted an amendment to the Certificate to eliminate the supermajority requirement to approve certain amendments thereto. The results of the vote taken were as follows:

For	Against	Abstain	Broker Non-Vote
117,735,496	11,098	17,979	3,787,420

Filing of Amended Certificate; Director Resignations

Following the approval of Proposals 1 and 2 above, the Company filed its Third Amended and Restated Certificate of Incorporation, reflecting the adoption of the amendments described above, with the Secretary of the State of Delaware (the “Amended Certificate”). Upon the effectiveness of the Amended Certificate, each of Laurence Bodner, Rachel P. Cullen, Jerry D. Kaminski, C. Dean Metropoulos and Craig D. Steeneck resigned from the Board to stand for re-election at the Annual Meeting in accordance with Proposal 3 below, together with each of Andrew P. Callahan, Gretchen R. Crist and Ioannis Skoufalos, Class I directors whose terms were scheduled to expire at the Annual Meeting notwithstanding the de-classification of the Board. Each director resigned solely in order to stand for re-election at the Annual Meeting and not because of any disagreement with the Company or the Board.

Proposal 3: Election of Directors

The stockholders elected all of the nominees for election as directors to serve for a term that shall expire at the 2021 Annual Meeting of Stockholders. The results of the vote taken were as follows:

Nominee	For	Withheld	Broker Non-Vote
Laurence Bodner	116,902,908	861,665	3,787,420
Andrew P. Callahan	117,167,715	596,858	3,787,420
Gretchen R. Crist	109,899,695	7,864,878	3,787,420
Rachel P. Cullen	117,295,077	469,496	3,787,420
Jerry D. Kaminski	115,385,348	2,379,225	3,787,420
C. Dean Metropoulos	114,293,103	3,471,470	3,787,420
Ioannis Skoufalos	117,287,588	476,985	3,787,420
Craig D. Steeneck	115,377,968	2,386,605	3,787,420

Proposal 4: Say-on-Pay

The stockholders approved, on an advisory basis, the compensation paid to the Company’s named executive officers for 2019. The results of the vote taken were as follows:

For	Against	Abstain	Broker Non-Vote
70,844,332	46,908,122	12,119	3,787,420

Proposal 5: Ratification of Appointment of Independent Auditor

The stockholders ratified the selection, by the Audit Committee of the Board, of KPMG LLP, an independent registered public accounting firm, as auditors of the Company for the fiscal year ending December 31, 2020. The results of the vote taken were as follows:

For	Against	Abstain	Broker Non-Vote
120,858,515	690,707	2,771	Not applicable

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOSTESS BRANDS, INC.

Date: June 5, 2020	By:	/s/ Jolyn J. Sebree
	Name:	Jolyn J. Sebree
	Title:	Senior Vice President